EXHIBIT 3

                             DATED 23 DECEMBER 2004
                             ----------------------






                       CHASM LAKE MANAGEMENT SERVICES, LLC

                                     - and -

                               SOFAER CAPITAL INC.

                                     - and -

                         RESTRUCTURING INVESTORS LIMITED

                                     - and -

                                PASSLAKE LIMITED






                -------------------------------------------------

                            INVESTOR GROUP AGREEMENT

                    in respect of Far East Energy Corporation

                -------------------------------------------------






                             Morrison & Foerster MNP
                                 21 Garlick Hill
                                     London
                                    EC4V 2AU
                                 United Kingdom
                               Tel:- 020 7815 1150
                               Fax:- 020 7815 1159

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                            INVESTOR GROUP AGREEMENT

THIS AGREEMENT is made on 23 December 2004.

BETWEEN:

(1) CHASM LAKE MANAGEMENT SERVICES, LLC with its office address at 850 Seventh Avenue, Suite 701, New York, NY 10019, USA ("CLMS"), which is entering into this Agreement for itself and as representative for Persistency, a Cayman Islands limited company;

(2) SOFAER CAPITAL INC. with its office address at 9 Upper Belgrave Street, London SW1X 8BD, United Kingdom ("SOFAER"), which is entering into this Agreement for itself and as agent for Caledonian Bank and Trust, Ltd. as trustee for the Sofaer Capital Global Fund and Caledonian Bank and Trust, Ltd. as trustee for the Sofaer Capital Asian Fund;

(3) RESTRUCTURING INVESTORS LIMITED with its office address at Rue Kleberg 6, CH1201, Geneva, Switzerland ("RIL"); and

(4) PASSLAKE LIMITED with its office address at P.O. Box 309, George Town, Grand Cayman, Cayman Islands, British West Indies ("PASSLAKE").

RECITALS:

(A) CLMS, Sofaer, RIL and Passlake has each agreed to invest in the Company and to receive the benefit of the Warrant and has each entered into, inter alia, the Stock Subscription Agreement and Registration Rights Agreement (as such terms are defined below).

(B) As co-investors in the Company, the parties now wish to enter into this Agreement (on the terms and conditions set out below), in consideration of the mutual and respective agreements contained herein, in order to regulate the basis upon which they will exercise their rights in relation to the Company and their dealing with each other.

THE PARTIES HAVE AGREED as follows:

1.       DEFINITIONS

1.1. In this Agreement and the Recitals, the following words shall have the meanings set forth below except where specified to the contrary:

         "AFFILIATE"            means:   (i)   any   individual,    corporation,
                                partnership,  limited liability company, limited
                                liability  partnership,  practice,  association,
                                joint stock company, trust, fund, unincorporated
                                organisation   or  other   venture  or  business
                                vehicle (each an "ENTITY") in which a party owns
                                a  fifty   percent   (50%)  or  greater   equity
                                interest;  or (ii) any Entity which, directly or
                                indirectly,  is in Control of, is Controlled by,
                                is under common  Control with or is managed by a
                                party to this  Agreement.  For the  purposes  of
                                this definition,  "CONTROL" means the possession
                                by a  person  (or  persons  acting  in  concert)
                                directly or indirectly of the power to direct or
                                cause  the  direction  or  the   management  and
                                policies  of

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                                that party,  whether  through the  ownership  of
                                voting securities, partnership or equity, by contract or otherwise;

         "BOARD" means the board of directors from time to time of the Company;

         "BOARD VOTES"          means all  voting  rights  exercisable  at Board
                                meetings (or pursuant to a written consent or resolution in lieu of a Board meeting);

         "COMPANY"              means Far East Energy Corporation, a corporation
                                organised and existing under the laws of the State of Nevada, USA;

         "FUNDRAISING"          means an offering  of debt or equity  securities
                                of the Company in a capital raising transaction, as described in Section 3.13 of the Stock
                                Subscription Agreement;

         "INVESTOR DIRECTOR"    means the director appointed to the Board by the
                                Investors  and  nominated  in  accordance   with
                                Clause 4.1 hereof and Section  3.12 of the Stock
                                Subscription Agreement;

         "INVESTOR MAJORITY"    means a decision  made by the holders  from time
                                to time of more than 50% of the Investor Shares;

         "INVESTOR SHARES"      means the 12,812,500 shares of common stock, par
                                value $0.001 per share, of the Company issued to the Investors pursuant to the Stock Subscription
                                Agreement or such number of the aforesaid shares
                                (adjusted to take into account disposals to Third Parties) held from time to time by the Investors and/or their Affiliates;

         "INVESTORS"            means CLMS,  Sofaer,  RIL and  Passlake  and the
                                investing entities represented by them together, and "Investor" means any one of them;

         "PRO RATA"             means in  proportion  to the  Investors'  and/or
                                their Affiliates' holding of Investor Shares, being initially in the proportion of:

                                           CLMS           39.025%
                                           Sofaer         39.025%
                                           RIL             19.51%
                                           Passlake         2.44%
                                           TOTAL             100%

                                subject to any Investor(s) and/or Affiliate(s) having disposed of any of its or their initial holding of Investor Shares in which event "Pro Rata" shall be adjusted to reflect such dispositions from time to time. "Pro Rata" shall not be adjusted as a result of dilution resulting from fresh issues of shares by the Company;

         "REGISTRATION RIGHTS   means the Registration Rights Agreement dated as
         AGREEMENT"             of December 21, 2004 entered  into  between  (1)
                                the Company and (2) the Investors;

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         "SHAREHOLDER VOTES"    means   all   voting   rights   exercisable   at
                                shareholders'   meetings   of  the  Company  (or
                                pursuant to a written consent or resolution in lieu of a shareholders' meeting);

         "SPECIAL MAJORITY"     means a decision  made by the holders  from time
                                to time of more than 85% of the Investor Shares;

         "STOCK SUBSCRIPTION    means the Stock  Subscription  Agreement entered
         AGREEMENT"             into  on  December  21,  2004  between  (1)  the
                                Company and (2) the Investors  pursuant to which
                                the  Investors   agreed  to  subscribe  for  and
                                purchase  in  aggregate   12,812,500  shares  of
                                common stock, par value $0.001 per share, of the Company;

         "TAKEOVER OFFER"       means any proposal to effect an  acquisition  of
                                or change in control of the  Company,  including
                                without   limitation   by   means   of   (i)   a
                                reorganisation,  merger or consolidation, (ii) a
                                transaction or series of related transactions in
                                which the  Company's  shareholders  of record as
                                constituted    immediately    prior    to   such
                                transaction or series of related transactions will, immediately after such transaction or series of related transactions (by virtue of securities issued in such transaction or series of related transactions) fail to hold at least
                                50% of the voting power of the resulting or surviving corporation following such transaction or series of related transactions or (iii) a sale of all or substantially all of the assets of the Company;

         "TENDER OFFER"         means an offer,  including without limitation an
                                offer by the Company, to acquire all or a portion of the capital stock of the Company, whether or not for purposes of effecting a change in control of the Company, that is made to the Investors or any member thereof, or to shareholders of the Company generally;

         "THIRD PARTY"          means a person  other  than an  Investor  and/or
                                their Affiliates;

         "VOTING RIGHTS"        means Board Votes and/or Shareholder Votes;

         "WARRANT"              means the Warrant entered into by the Company on
                                December 21, 2004 in favour of the Investors.

1.2.     In this Agreement:

         (a) the contents and clause headings are for convenience only and do not affect its construction;

         (b)      words denoting the singular include the plural and vice versa;

         (c)      words denoting one gender include each gender and all genders;
                  and

         (d) general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words or introduced by the word other and preceded by words indicating a particular class of acts, matters or things and accordingly the rule known as the ejusdem generis rule shall not apply to this Agreement.

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1.3.     In this Agreement,  unless otherwise specified or the context otherwise requires, a reference to:

         (a) a person is to be construed to include a reference to any individual, firm, partnership, company, corporation, association, organisation, trust or fund (in each case whether or not having a separate legal personality);

         (b) a document, instrument or agreement (including, without limitation, this Agreement) is a reference to any such document, instrument or agreement as modified, amended, varied, supplemented or novated from time to time;

         (c) a Recital or Clause is a reference to a recital to this Agreement or a clause of this Agreement; and

         (d) a statutory provision is to be construed as a reference to such provision as amended, consolidated or re-enacted from time to time and to any orders, regulations, instruments or other subordinate legislation made under the relevant statute.

2.       VOTING RIGHTS AND FURTHER ASSURANCE

2.1. The Investors severally agree to exercise all Voting Rights and powers available to them in relation to the Company and shall do everything necessary to procure (so far as they are each able to do so) that full effect is given to the terms of this Agreement, and their rights under the Stock Subscription Agreement, Registration Rights Agreement and Warrant.

2.2. Where the Investors are required under this Agreement to exercise their powers in relation to the Company to procure a particular matter or thing, such obligation shall be deemed to include an obligation to exercise their powers jointly with the other Investors and any Affiliates who hold shares in the Company to procure such matter or thing.

2.3.     The Investors agree that:

         (a) they will co-operate with each other and execute and deliver to each other such other instruments and documents and take such other actions as may be reasonably requested from time to time in order to carry out, evidence and confirm their rights and the intended purpose of this Agreement;

         (b) they will act in good faith towards each other at all times in fulfilment of their obligations hereunder and in relation to the Company and this Agreement; and

         (c) any matters to be dealt with between the Investors as a group and any particular Investor will be dealt with on arm's length normal commercial terms.

3.       INVESTOR MEETINGS AND DECISIONS

3.1. The Investors shall meet at least two times a year and at not more than six monthly intervals. Ten (10) clear days' written notice shall be given to each of the Investors of all Investor meetings (except if the Investor Majority agree to shorter notice).

3.2.     Each notice of an Investor meeting shall:

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         (a)      specify a reasonably detailed agenda;

         (b)      be accompanied by any relevant papers; and

         (c) be sent by courier or facsimile transmission to the address or facsimile number specified in Clause 14.11.

3.3. The quorum at an Investor meeting shall be: (i) in the case of a meeting dealing with the matters referred to in Clause 5.2, a Special Majority; and (ii) in the case of a meeting dealing with any other matter, an Investor Majority; in each case present at the time when the relevant business is transacted. If a quorum is not present within half an hour of the time appointed for the meeting or ceases to be present, the Investors present shall adjourn the meeting to a specified place and time. Notice of the adjourned meeting shall be given as soon as possible following the adjournment.

3.4. Investor meetings shall be chaired by the Investor Director save in the case of meetings dealing with the appointment, removal or replacement of the Investor Director, in which case the Investors present may appoint any one of their number to act as chairman for the meeting.

3.5. All business arising at any Investor meeting shall be determined by resolution passed by Investor Majority, save in the case of any of the matters referred to in Clause 5.2, in which case such matter shall be determined by resolution passed by Special Majority.

3.6. Each Investor shall use its reasonable endeavours to ensure that at least one authorised representative nominated by it attends Investor meetings.

3.7.     Investor  meetings may be held by telephone or video  conference  or an
         Investor may attend an Investor meeting by telephone or video conference. Notice of the dial-in details for the telephone or video conference shall be given to Investors together with notice of an Investor meeting.

3.8. A resolution in writing signed by or on behalf of all the Investors shall be as valid and effectual as if it had been passed at a meeting of Investors duly convened and held and may consist of several documents in the like form each signed by one or more Investors.

3.9. Minutes of all Investor meetings shall be prepared and distributed by the chairman of the relevant meeting to all Investors as soon as reasonably possible after each meeting (and in any case, within one month of such meeting).

4.       INVESTOR DIRECTOR

4.1. The nomination of an Investor Director shall be by Investor Majority. The first Investor Director shall be Tim Whyte.

4.2. The Investor Director shall vote at board meetings as directed by the Investors, such directions being decided by Investor Majority.

4.3. The Investors shall procure (so far as they are each able to do so and so far as the Investor Director is permitted to do so) that the Investor Director:

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         (a)      provides  each  of the  Investors  with a copy  of the  agenda proposed for any Board meetings and all the related documents as soon as possible after they are available and takes instructions as to the directions of the Investors by Investor Majority;

         (b) provides each of the Investors with a summary or the minutes of each Board meeting as soon as possible after such Board meeting is held;

         (c) provides each of the Investors with regular updates on the operating and financial performance on the Company;

         (d) provides each of the Investors with such financial or other information in relation to the Company as the Investors may from time to time reasonably require;

         PROVIDED ALWAYS THAT the Investor Director shall not be in breach of its obligations by doing any of the aforesaid.

5.       SHAREHOLDER VOTES, TAKEOVER OFFERS, TENDER OFFERS

5.1. The Investors shall pre-agree and vote uniformly on Shareholder Votes. The Investors' approach to Shareholder Votes shall be determined by Investor Majority and the Investors agree to be bound by the will of the Investor Majority to act accordingly.

5.2. The Investors shall pre-agree and confirm uniformly their acceptance or rejection of any Takeover Offer, Tender Offer and similar such offers. The Investors' approach to the aforesaid matters referred to in this Clause 5.2 shall be determined by Special Majority and the Investors agree to be bound by the will of the Special Majority to act accordingly.

6.       FINANCING REPRESENTATIVE

6.1. The Investors shall, prior to a Fundraising, appoint one of their number to be their Financing Representative; such appointment being determined by Investor Majority.

6.2. The Financing Representative shall be responsible for liaison between the Investors and the Company and shall have other responsibilities and authority as determined by Investor Majority.

7.       PRE-EMPTION RIGHTS

         Each  Investor  shall  have  the  right  to  participate  Pro  Rata  in
         Fundraisings,   either  with  its  own  money  or  from  third  parties
         introduced by such Investor.

8.       PROFESSIONALS AND OTHER THIRD PARTIES

8.1. Professionals, agents and other such third parties shall be engaged and terminated by the Investor Director, subject to Investor Majority approval. The terms of such engagements shall be determined by the Investor Director, subject to Investor Majority approval.

8.2. Persons engaged by individual Investors, for instance to secure funding, shall be determined freely by such Investor and shall be at own cost ("INDIVIDUAL APPOINTMENTS").

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9.       FUNDRAISING FEE FROM COMPANY

9.1. In the event of a Fundraising, the Investors shall have 45 days from the date of the Company's issuance of a capital raising notice (the "PERIOD") in accordance with Section 3.13 of the Stock Subscription Agreement to raise or procure funding for the Company. If any Investor cannot or reasonably believes it may not raise its due proportion of the funds required by the Company either in full or at all, such Investor shall give notice (the "NOTICE") to the other Investors as soon as practicable, but not less than 10 business days prior to the expiry of the Period. The other Investors shall then be able to fund or procure funding for the balance of said funds, subject to the Investor actually not being able to procure funding. The Investor which has served the Notice shall have priority until the expiry of the Period to fund, or procure funding for, the Company.

9.2. The fee and/or commission payable by the Company to the Investors in relation to their assistance on a Fundraising (the "FEE"), shall be dealt with as follows:

         (a) 40% shall be paid to the Investors proportionately to the funds raised by the Investors (whether from such Investor or third parties introduced by such Investor) (the "COMMISSION");

         (b) after the Commission is paid in full, the Expenses (as defined in Clause 11.1) shall be deducted from the Fee;

         (c)      the balance shall then shared between the Investors Pro Rata.

9.3. It is expressly understood and agreed that any fees and/or commission payable to CLMS will be solely payable to CLMS itself and not to Persistency.

10.      RIG CONSTRUCTION BUSINESS

10.1. The Investors shall have the right to participate Pro Rata in the ownership of any joint venture company, body corporate or other vehicle ("JVCO") formed between the Investors and the Company pursuant to
         Article 6 of the Stock Subscription Agreement relating to the Rig Construction Business ("RCB").

10.2. If any Investor does not take up such rights or a proportion thereof, the rights or such proportion shall transfer to the other Investor(s) Pro Rata.

10.3. The Investors shall appoint a representative to JVCo to represent the Investors, such appointment being made by Investor Majority.

11.      FUNDRAISING EXPENSES

11.1. Investor management time, fees, costs, charges (including all professional fees such as legal, accounting, travel, accommodation) ("EXPENSES") shall be borne Pro Rata. Expenses shall not include fees and costs of Individual Appointments (as defined in Clause 8.2).

11.2. Expenses shall accrue and be settled as set out in Clause 9.2 from the Fee.

11.3. Management time of the Investors shall be charged at rates reasonably agreed by Investor Majority from time to time.

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12.      US SECURITIES LAW COMPLIANCE; INDEMNITY

12.1.    So  long  as  they  are  required  to do so  under  the  United  States
         Securities Exchange Act of 1934, as amended, (the "1934 ACT"), including, without limitation, Section 16 thereof, each Investor agrees to provide the information necessary to make timely and accurate filings thereunder and that it will comply with the 1934 Act requirements.

12.2. Notwithstanding the generality of Clause 12.1, an Investor or an Affiliate which carries out any trading activity in the Investor Shares or any other shares in the capital of the Company shall report such trading activity to the other Investors on the day such trading activity occurs.

12.3. So long as the Investors are obliged to file reports pursuant to the requirements of the 1934 Act, each Investor shall indemnify and keep indemnified on demand the other Investors, on an after-tax basis, against any and all claims, losses, damages, liabilities, compensation, awards, penalties, costs and/or expenses reasonably incurred or suffered by the other Investors arising from or in connection with any failure by such Investor to comply with the requirements of the 1934 Act.

13.      DURATION OF AGREEMENT AND ADHERENCE

13.1. This Agreement shall commence with effect from the date hereof and shall continue in full force and effect until the first to occur of the following events:

         (a) the express written agreement of all of the parties that this Agreement should cease; or

         (b) a party transfers all of its Investor Shares such that neither such party nor any of its Affiliates holds any Investor Shares, in which case this Agreement ceases to apply only in relation to such party who ceases to hold any Investor Shares;

         PROVIDED THAT the terms of this Agreement shall nevertheless continue to bind the parties thereafter to such extent and for so long as may be necessary to give effect to the rights and obligations embodied herein.

13.2. In the event that a party to this Agreement wishes to transfer its Shares and/or Warrants (or any part thereof) to an Affiliate, such party shall procure that the transferee executes a Deed of Adherence in or substantially in the form set out in Schedule 1 pursuant to which the transferee agrees to be bound by the terms of this Agreement.

13.3. Save for a transferee of Shares and/or Warrants pursuant to Clause 13.2, the inclusion of additional persons as Investors under this Agreement shall require a recommendation by one of the Investors and the admission of such person shall be determined by Investor Majority. If the parties determine to admit such person as an Investor, the nominee shall execute a Deed of Adherence in or substantially in the form set out in Schedule 1 pursuant to which the nominee agrees to be bound by the terms of this Agreement.

14.      GENERAL PROVISIONS

14.1. CONFIDENTIALITY. This Agreement and its contents and any confidential information disclosed by one Investor to the others in furtherance of or pursuant to this Agreement shall be kept

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         confidential  and shall not be disclosed to third  parties  without the prior written consent of the other parties, save as required by law, regulation or the rules of any relevant recognised investment exchange.

14.2. CONFLICT WITH OTHER DOCUMENTS. In the event of any ambiguity or conflict arising between the terms of this Agreement and those of the Stock Subscription Agreement, Registration Rights Agreement and
         Warrants, the terms of this Agreement shall prevail vis-a-vis the Investors.

14.3. ASSIGNMENT. Save as permitted by Clause 13.2, neither this Agreement nor any rights hereunder may be assigned, transferred or otherwise disposed of by a party without the prior written agreement of all parties to this Agreement.

14.4. THIRD PARTIES. Save in respect of the persons on behalf of whom CLMS and Sofaer are entering into this Agreement (who shall also be able to enforce this Agreement), a third party who is not a party to this Agreement has no right under the Contract (Rights of Third Parties) Act 1999 (the "Act") to enforce any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from the Act. Each of CLMS and Sofaer severally represent and warrant that it respectively is able to bind the respective persons it purports to execute this Agreement on behalf of and also severally agree to, if requested to do so by any other
         Investor, procure that such persons adhere to this Agreement by entering into a Deed of Adherence in or substantially in the form set out in Schedule 1.

14.5. ENTIRE AGREEMENT. This Agreement and any documents referred to in it, together constitute the entire agreement and understanding between the parties relating to its subject matter and supersedes and extinguishes any prior drafts, agreements and undertakings, whether in writing or oral, relating to such subject matter except to the extent the same are repeated in this Agreement. Each of the parties acknowledges that it has not been induced to enter into this Agreement by any representation, statement, warranty, promise or assurance by the other (or any other person) other than those expressly set out in this Agreement.

14.6. VARIATION. No variation of this Agreement shall be effective unless made in writing and signed by all parties to this Agreement.

14.7. RIGHTS ETC CUMULATIVE AND OTHER MATTERS. (a) The rights, powers, privileges and remedies provided in this Agreement are cumulative and are not exclusive of any rights, powers, privileges or remedies provided by law or otherwise. (b) No failure to exercise nor any delay in exercising any right, power, privilege or remedy under this Agreement shall in any way impair or affect the exercise thereof or operate as a waiver thereof in whole or in part. (c) No single or partial exercise of any right, power, privilege or remedy under this Agreement shall prevent any further or other exercise thereof or the exercise of any other right, power, privilege or remedy.

14.8. INVALIDITY. If any provision or term of this Agreement is held or rendered illegal, invalid or unenforceable under any applicable law, such provision or term shall, insofar as it is severable from the remaining provisions or terms, be deemed omitted from this Agreement and shall not adversely affect the remaining provisions or terms. Any such illegal, invalid or unenforceable provision or term shall be considered not severable if and to the extent that its omission from this Agreement would or may materially alter or affect the commercial intent or effect of this Agreement. In such event, the parties shall use their best endeavours to replace any such illegal, invalid or unenforceable provision or term with provisions and terms which most closely reflect their commercial intent and effect.

14.9.    COUNTERPARTS.   This  Agreement  may  be  executed  in  any  number  of
         counterparts which shall together constitute one Agreement. Any party may enter into this Agreement by signing any such counterpart.

14.10. COSTS. Except as otherwise expressly provided herein or otherwise agreed in writing between the Investors, the parties shall bear the costs and expenses arising out of or in connection with the preparation, negotiation and implementation of this Agreement.

14.11. NOTICES. Any notice to be given under this Agreement shall be either delivered personally or sent by first class recorded delivery (airmail if overseas) or by facsimile. The address for service of each party is as follows:

         (a)      if to CLMS to:

                  Address:          Chasm Lake Management Services, LLC
                                    850 Seventh Avenue
                                    Suite 701
                                    New York, NY 10019
                                    U.S.A.

                  Attention:        Andrew Morris

                  Facsimile No:     +1 212 582 0559

                  with a copy to:   Persistency
                                    Ugland House
                                    P.O. Box 309
                                    George Town
                                    Cayman Islands
                                    British West Indies

         (b)      if to Sofaer to:

                  Address:          Sofaer Capital Inc.
                                    9 Upper Belgrave Street
                                    London SW1X 8BD
                                    United Kingdom

                  Attention:        Tim Whyte

                  Facsimile No:     +44 20 7259 4409

                  with a copy to:   Caledonian Bank and Trust, Ltd.
                                    Caledonian House
                                    George Town
                                    Grand Cayman
                                    Cayman Islands

         (c)      if to RIL to:

                  Address:          Restructuring Investors Limited
                                    Rue Kleberg 6
                                    CH1201
                                    Geneva
                                    Switzerland

                  Attention:        Brian Padgett

                  Facsimile No:     +41 22 908 11 91

         (d)      if to Passlake to:

                  Address:          Passlake Limited
                                    P.O. Box 309
                                    George Town
                                    Grand Cayman
                                    Cayman Islands
                                    British West Indies

                  with a copy to:   Cavamont Services SA
                                    40 rue du Rhone
                                    1204 Geneva
                                    Switzerland

                  Facsimile No:     +41 22 817 04 88

         or any other address for service previously notified to the other parties. A notice is deemed to have been served as follows: (i) if personally delivered, at the time of delivery; (ii) if posted, at the expiration of 48 hours or (in the case of airmail) 5 business days after the envelope containing it is delivered into the custody of the postal authorities; or (iii) if sent by facsimile, on receipt of an acknowledgement of the completion of its transmission. In proving service it is sufficient to prove that personal delivery was made, or that the envelope containing the notice was properly addressed and delivered into the custody of the postal authority as a prepaid first class recorded delivery or airmail letter (as appropriate).

14.12. NOT A PARTNERSHIP/AGENCY. Nothing in this Agreement shall, nor shall it be deemed to, constitute a partnership between the parties, or any of them. Nothing in this Agreement shall authorise any party to act as agent or representative of the others (or any of them) or to authorise any such party to assume or create an obligation on behalf of the other (or others), except as expressly provided in this Agreement.

15.      GOVERNING LAW AND JURISDICTION

         The construction, validity and performance of this Agreement shall be governed in all respects by English law and the parties hereby agree to refer their disputes under this Agreement to the exclusive jurisdiction of the English courts.

IN WITNESS of which the parties have caused this Agreement to be executed on the day and year first above written.

                                   SCHEDULE 1

                                DEED OF ADHERENCE


THIS DEED OF ADHERENCE is made on [ DATE ] by [ NAME ] (the "COVENANTOR")

SUPPLEMENTAL to an Investor Group Agreement dated December __, 2004 and made between (1) Chasm Lake Management Services, LLC, (2) Sofaer Capital Inc., (3) Restructuring Investors Limited and (4) Passlake Limited (the "AGREEMENT"). Words and expressions defined in the Agreement shall have the same meaning in this Deed.

The Covenantor covenants as follows:

1 The Covenantor hereby confirms that it has been supplied with a copy of the Agreement and hereby covenants with each of the Investors to observe, perform and be bound by all the terms of the Agreement which are capable of applying to the Covenantor and which have not been performed at the date of this Deed as if Covenantor had been named as an Investor in that Agreement.

2 This Deed shall be governed by and construed in accordance with English law.

IN WITNESS WHEREOF this Deed has been duly executed the date first above written.

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

EXECUTED  for  and on  behalf  of  CHASM  LAKE  )
MANAGEMENT  SERVICES,  LLC  (acting for itself  )
and  as  representative  for  Persistency,   a  )      Signature:        Andrew J. Morris
Cayman Islands limited  company) acting by its  )
duly authorised representative:                 )
                                                )      Name / Position:  ANDREW MORRIS /
                                                )                        MANAGING DIRECTOR

EXECUTED  for and on behalf of SOFAER  CAPITAL  )
INC.  (acting  for  itself  and as  agent  for  )
Caledonian  Bank and  Trust,  Ltd.  as trustee  )      Signature:        T. Whyte
for  the  Sofaer   Capital   Global  Fund  and  )
Caledonian  Bank and  Trust,  Ltd.  as trustee  )
for the Sofaer  Capital  Asian Fund) acting by  )      Name / Position:  TIM WHYTE /
its duly authorised representative:             )                        INVESTMENT ADVISER
                                                )



EXECUTED for and on behalf of RESTRUCTURING     )
INVESTORS LIMITED acting by its duly            )      Signature:        Leonard O'Brien
authorised representative:                      )
                                                )
                                                       Name / Position:  LEONARD O'BRIEN FOR
                                                                         SILEX MANAGEMENT LTD
                                                                         SOLE DIRECTOR

EXECUTED   for  and  on  behalf  of   PASSLAKE  )
LIMITED   acting   by  its   duly   authorised  )      Signature:        Christophe Braun
representative:                                 )
                                                       Name / Position:  CHRISTOPHE BRAUN /
                                                                         POWER OF ATTORNEY

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